      As filed with the Securities and Exchange Commission on July 23, 1997

                           Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------
                              CSS INDUSTRIES, INC.
               (Exact name of issuer as specified in its charter)

            Delaware                                       13-1920657
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation of organization)
                               1845 Walnut Street
                             Philadelphia, PA 19103
                                 (215) 569-9900
                    (Address of principal executive offices)

                          1994 EQUITY COMPENSATION PLAN
                        1985 INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                                STEPHEN V. DUBIN
                               1845 Walnut Street
                             Philadelphia, PA 19103
                     (Name and address of agent for service)

                                 (215) 569-9900
          (Telephone number, including area code, of agent for service)
                              --------------------
                                    Copy to:

                                  DAVID R. KING
                           Morgan, Lewis & Bockius LLP
                              2000 One Logan Square
                           Philadelphia, PA 19103-6993
                                 (215) 963-5371

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
         Title of securities             Number of         Proposed maximum        Proposed maximum
                to be                  shares to be         offering price             aggregate                 Amount of
             registered               registered (1)         per share (2)         offering price (2)        registration fee (3)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value            2,292,722           $15.375-$31.283         $56,594,532.01               $17,149.86
===================================================================================================================================

(1) This registration statement covers shares of Common Stock of CSS Industries, Inc.,which may be offered or sold pursuant to the 1994 Equity Compensation Plan, as amended, and the 1985 Incentive Stock Option Plan, as amended. This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Aggregate calculation based on exercise prices, where determinable, and where exercise prices are not determinable, estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock on July 16, 1997, as reported on the New York Stock Exchange.

(3) Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price divided by 3,300.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, as filed by CSS Industries, Inc. (the "Registrant") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

         (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         (d) The description of the Common Stock of the Registrant contained in its Registration Statement on Form 8-A filed under the Exchange Act on June 7, 1993, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

           Experts

           The consolidated financial statements of the Registrant as of December 31, 1996 and for each of the years in the three-year period ended December 31, 1996, included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, have been incorporated by reference in the registration statement in reliance upon the report of Arthur Andersen LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that Arthur Andersen LLP audits and reports on financial statements of the Registrant issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Registrant's Restated Certificate of Incorporation, as amended, provides that a director shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law (the "DGCL"). In addition,
Section 145 of the DGCL and Section 61 of the Registrant's Bylaws under certain circumstances, provide for the indemnification of the Registrant's directors, officers and employees against liabilities which they may incur in such capacities.

         In general, any director, officer, employee of the Registrant, or any other corporation which he serves or served as such at the request of the Registrant, shall be indemnified by the Registrant against any and all liability and reasonable expenses incurred by that person in connection with or resulting from a claim, action, suit or other proceeding as a result of such relationship (whether actual or threatened or brought by or in the right of the Registrant or such other corporation or otherwise), provide (i) in the case of a claim, action, suit or other proceeding brought by or in the right of the Registrant or such other corporation, that such person has not been adjudged to be liable for negligence or misconduct in the performance of his duty to it, (ii) in the case of a claim, action, suit or other proceeding brought other than by or in the right of the Registrant or such other corporation, that such person acted in the best interests of the Registrant or such other corporation, as the case may be, and (iii) in addition, in the case of any criminal action or proceeding, that such person did not have reasonable cause to believe that his conduct was unlawful. Such indemnity is limited to the extent that (i) such person pays amounts to the Registrant or such other corporation in satisfaction of any judgment or settlement or (ii) such person is otherwise indemnified or reimbursed.

         Any indemnification of a director, officer, employee under the previous paragraph (except where such person has been successful on the merits or otherwise in the defense of a claim, action, suit or other proceeding , in which case such person is entitled to indemnification as of right) shall be made at the discretion of the Registrant only upon the determination that such person seeking indemnification has met the applicable standard of conduct set forth above. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum of disinterested directors who are not parties to such action or (ii) if such quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion.

         Expenses incurred by a director, officer or employee of the Registrant in defending a claim, action, suit or proceeding may be paid by the Registrant in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Registrant as authorized by the Bylaws.

         The indemnification provisions of Section 61 of the Bylaws apply to current as well as former directors, officers and employees, inure to the benefit of their heirs, executors and administrators and are applicable whether or not the claim asserted against such person is based on matters which antedate the adoption of such provisions. In addition, such indemnification provisions are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled (either by contract or as a matter of law).

         Section 145 of the DGCL also empowers the Registrant to purchase and maintain insurance that protects its officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following is a list of exhibits filed as part of this Registration Statement.


Exhibit
Number                              Exhibit
-------                             -------

  5.1             Opinion of Morgan, Lewis & Bockius LLP.
 10.1             1994 Equity Compensation Plan, as amended. (1)
 10.2             1985 Incentive Stock Option Plan, as amended. (2)
 23.1             Consent of Arthur Andersen LLP.
 23.2             Consent of Morgan, Lewis & Bockius LLP (included within
                  Exhibit 5.1).
 24.1 Powers of Attorney (included as part of the signature page of this Registration Statement).

(1) Filed as an exhibit to the Annual Report on Form 10-K (No. 1-2661) for the fiscal year ended December 31, 1996 and incorporated herein by reference.

(2) Filed as an exhibit to the Annual Report on Form 10-K (No. 1-2661) for the fiscal year ended December 31, 1991 and incorporated herein by reference.


Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                            (ii) To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                            (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on July 22, 1997.

                             CSS INDUSTRIES, INC.



                             By: /s/ Jack Farber
                                 -------------------------------------
                                 Jack Farber
                                 Chairman of the Board, President and Chief
                                 Executive Officer (principal executive officer)

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack Farber and James G. Baxter and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                      Title                                       Date
               ---------                      -----                                       ----

 /s/ Jack Farber                              Chairman of the Board, President            July 22, 1997
--------------------------                    and Chief Executive Officer
Jack Farber                                   (principal executive officer and a
                                              director)

 /s/ James G. Baxter                          President-Consumer Products                 July 22, 1997
--------------------------                    Group and Chief Financial Officer
James G. Baxter                               (principal financial and accounting
                                              officer and a director)


 /s/ Willard M. Bright                        Director                                    July 22, 1997
--------------------------
Willard M. Bright


 /s/ James H. Bromley                         Director                                    July 22, 1997
--------------------------
James H. Bromley


 /s/ John R. Bunting, Jr.                     Director                                    July 22, 1997
--------------------------
John R. Bunting, Jr.



               Signature                      Title                                       Date
               ---------                      -----                                       ----


 /s/ Stephen V. Dubin                         Director                                    July 22, 1997
-------------------------
Stephen V. Dubin



 /s/ Richard G. Gilmore                       Director                                    July 22, 1997
-------------------------
Richard G. Gilmore


 /s/ Leonard E. Grossman                      Director                                    July 22, 1997
-------------------------
Leonard E. Grossman


 /s/ James E. Ksansnak                        Director                                    July 22, 1997
-------------------------
James E. Ksansnak


 /s/ Michael L. Sanyour                       Director                                    July 22, 1997
-------------------------
Michael L. Sanyour


 /s/ William C. Warren                        Director                                    July 22, 1997
-------------------------
William C. Warren


                              CSS INDUSTRIES, INC.

                                INDEX TO EXHIBITS


  Exhibit Number     Document
  --------------     --------

          5.1        Opinion of Morgan, Lewis & Bockius LLP.

         23.1        Consent of Arthur Andersen LLP.

         10.1        1994 Equity Compensation Plan, as amended. (1)

         10.2        1985 Incentive Stock Option Plan, as amended. (2)

         23.1        Consent of Arthur Andersen LLP.

         23.2 Consent of Morgan, Lewis & Bockius LLP (included within Exhibit 5.1).

         24.1 Powers of Attorney (included as part of the signature page of this Registration Statement).


(1) Filed as an exhibit to the Annual Report on Form 10-K (No. 1-2661) for the fiscal year ended December 31, 1996 and incorporated herein by reference.

(2) Filed as an exhibit to the Annual Report on Form 10-K (No. 1-2661) for the fiscal year ended December 31, 1991 and incorporated herein by reference.